Patrick Industries, Inc. Reports First Quarter 2021 Financial Results
First Quarter 2021 Highlights (all metrics compared to First Quarter 2020 unless otherwise noted)
•Net sales of $850.5 million increased 44%, driven by strong demand across all market sectors
•Operating income of $68.5 million increased 74%
•Operating margin of 8.1% increased 140 basis points
•Net income of $47.5 million increased 124%
•Diluted earnings per share of $2.04 increased 124%
•Operating cash flows of $50.3 million increased 281%
•Completed acquisition of Sea-Dog Corporation
•Subsequent to quarter end, completed acquisition of SeaDek, $350 million notes offering due 2029 and credit facility expansion and extension

ELKHART, IN - April 29, 2021 - Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of component and building products for the recreational vehicle (“RV”), marine, manufactured housing (“MH”), and industrial markets, today reported financial results for the first quarter ended March 28, 2021.
Net sales in the first quarter of 2021 increased $261.3 million, or 44%, to $850.5 million from $589.2 million in the first quarter of 2020. The consolidated net sales increase was due to growth across all market sectors, led by the RV and marine markets.

Operating income of $68.5 million increased $29.2 million, or 74%, compared to $39.3 million in the first quarter of 2020. Operating margin of 8.1% in the first quarter of 2021 increased 140 basis points compared to 6.7% in the same period a year ago.

Net income of $47.5 million increased $26.3 million, or 124%, compared to $21.2 million in the first quarter of 2020. Diluted earnings per share of $2.04 for the first quarter of 2021 increased $1.13, or 124%, compared to $0.91 for the first quarter of 2020. First quarter 2021 net income and diluted earnings per share reflect an income tax benefit of $5.7 million and $0.24, respectively, related to the exercise and vesting of share-based payment awards.

"Momentum in our leisure lifestyle markets accelerated during the quarter, as the strength of both retail and wholesale shipments in the recreational vehicle and boating markets materially improved year over year,” said Andy Nemeth, President and Chief Executive Officer. “The demand for outdoor recreation remains solid, in alignment with our view of the tremendous attractiveness and potential of RV and marine markets. The size, scale and flexibility of our operating and financial platform allowed us to execute strategically and tactically during the quarter, while leveraging our fixed cost structure to drive increased profitability. We completed the acquisition of Sea-Dog in the first quarter and also focused on investments in our human capital initiatives, to enhance the well-being of, and environment for, our team members. The spirit of our team members in combination with their dedication and can-do attitude has led us forward as we strive to exceed our customers’ expectations and production objectives."

First Quarter 2021 Revenue by Market Sector (all metrics compared to First Quarter 2020 unless otherwise noted)
RV (59% of Revenue)
•Revenue of $501.4 million increased 57% while wholesale RV industry unit shipments increased 48%
•Content per wholesale RV unit (on a trailing twelve-month basis) increased 6% to $3,288

Marine (16% of Revenue)
•Revenue of $136.8 million increased 75% while estimated wholesale powerboat industry unit shipments increased 14%
•Estimated content per wholesale powerboat unit (on a trailing twelve-month basis) increased 44% to $2,426

MH (14% of Revenue)
•Revenue of $120.8 million increased 8% while estimated wholesale MH industry unit shipments decreased 2%
•Estimated content per wholesale MH unit (on a trailing twelve-month basis) increased 3% to $4,691

Industrial (11% of Revenue)
•Revenue of $91.5 million increased 16% while housing starts increased 10%

"OEM production levels in the RV and marine industries remain strong, capitalizing on interest in outdoor recreation activities that provide adventure, family togetherness and social-distancing,” said Mr. Nemeth. "As housing, repair and remodel, and home improvement market conditions also remain robust, we believe that our industrial and MH-focused businesses are ideally positioned to meet the increasing demand. These trends in leisure lifestyle consumer preferences and activities as well as accelerating urban-to-less-dense migration patterns, coupled with persistent tightness in housing inventory, all provide strong tailwinds for Patrick and our primary end markets, further solidifying an already promising long-term outlook."

Balance Sheet, Cash Flow and Capital Allocation
Operating cash flow for the first quarter of 2021 was $50.3 million, an increase of 281%, from $13.2 million in the first quarter of 2020. We invested $29.5 million in business acquisitions in the first quarter of 2021 to expand our product offerings and geographic presence within the marine and RV end markets, including the previously announced acquisition of Sea-Dog. Subsequent to the end of the first quarter, we completed the acquisition of Hyperform Inc., which operates under the SeaDek brand name in the marine OEM market and aftermarket. Capital expenditures in the first quarter of 2021 totaled $14.2 million, compared to $7.6 million in the first quarter of 2020, as we continue to automate and expand production capacity.
In alignment with our capital allocation strategy, we returned $6.6 million to shareholders in the form of dividends in the first quarter of 2021.
Our net debt at the end of the quarter was approximately $807 million, resulting in a net leverage ratio of 2.3x (as calculated in accordance with our credit agreement). Available liquidity, comprised of borrowing availability under our credit facility and cash on hand, was approximately $303 million, with no major debt maturities until 2023. As previously announced, subsequent to the end of the first quarter, we completed the issuance of $350 million of 4.75% senior notes due 2029, increased the capacity of our senior secured credit facility to $700 million and extended the maturity of the credit facility to April 2026.

Business Outlook and Summary
"Our teams have been actively working with our customers during this dynamic period to support their needs, and proactive inventory management and investment in our infrastructure have allowed us to move with our customers and partner in their growth across all end markets this quarter. Looking forward to the remainder of 2021, we will continue to position ourselves in alignment with our customers' demand and remain flexible and nimble in our operations as we execute our disciplined capital allocation and growth strategy," said Mr. Nemeth. "As always, our team’s health and safety will continue to remain paramount in our efforts and priorities, and their inspiring dedication and outstanding performance during this quarter have energized and strengthened our commitment to strive for the highest level of internal and external customer service. Additionally, we remain committed to serving our communities, stakeholders, and partners, and driving overall shareholder value."
Conference Call Webcast
As previously announced, Patrick Industries will host an online webcast of its first quarter 2021 earnings conference call that can be accessed on the Company’s website, www.patrickind.com, under “Investor Relations,” on Thursday, April 29, 2021 at 10:00 a.m. Eastern time. In addition, a supplemental earnings presentation can be accessed on the Company’s website, www.patrickind.com under “Investor Relations - Presentations.”
About Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada and China. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, various marine aftermarket products, and other miscellaneous products, in addition to providing transportation and logistics services.
Use of Financial Metrics
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides financial metrics, such as net leverage ratio, content per unit, net debt and available liquidity, which we believe are important measures of the Company's business performance. These metrics should not be considered alternatives to U.S. GAAP. Our computations of net leverage ratio, content per unit, net debt and available liquidity may differ from similarly titled measures used by others. You should not consider these metrics in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. We calculate marine content per unit based on estimated wholesale powerboat unit shipments, which we believe better represents the relationship between our sales and marine OEM production, rather than based on estimated retail powerboat unit sales.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of the continuing financial and operational uncertainty due to the COVID-19 pandemic, including its impact on the overall economy, our sales, customers, operations, team members, suppliers, and the countries where we have operations or from which we source products and raw materials, such as China; adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the ability to adjust our production schedules up or down quickly in response to rapid changes in demand; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor and production facilities and the impact of labor shortages; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; the disruption of business resulting from natural disasters or other unforeseen events, and adverse weather conditions impacting retail sales.

There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.

Contact:
Julie Ann Kotowski
Investor Relations
kotowskj@patrickind.com
574.294.7511

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	First Quarter Ended
(thousands except per share data)	March 28, 2021	March 29, 2020

NET SALES	$850,483	$589,232
Cost of goods sold	688,951	479,751
GROSS PROFIT	161,532	109,481

Operating Expenses:
Warehouse and delivery	29,913	24,732
Selling, general and administrative	51,232	35,869
Amortization of intangible assets	11,906	9,601
Total operating expenses	93,051	70,202

OPERATING INCOME	68,481	39,279
Interest expense, net	11,179	10,492
Income before income taxes	57,302	28,787
Income taxes	9,789	7,600
NET INCOME	$47,513	$21,187

BASIC NET INCOME PER COMMON SHARE	$2.09	$0.92
DILUTED NET INCOME PER COMMON SHARE	$2.04	$0.91

Weighted average shares outstanding - Basic	22,737	23,016
Weighted average shares outstanding - Diluted	23,286	23,267

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

	As of
(thousands)	March 28, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$6,171	$44,767
Trade receivables, net	211,974	132,505
Inventories	345,244	312,809
Prepaid expenses and other	28,446	37,982
Total current assets	591,835	528,063
Property, plant and equipment, net	256,213	251,493
Operating lease right-of-use assets	124,384	117,816
Goodwill and intangible assets, net	856,651	852,076
Deferred financing costs, net	2,220	2,382
Other non-current assets	3,575	1,605
TOTAL ASSETS	$1,834,878	$1,753,435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long-term debt	$7,500	$7,500
Current operating lease liabilities	32,513	30,901
Accounts payable	154,291	105,786
Accrued liabilities	105,545	83,202
Total current liabilities	299,849	227,389
Long-term debt, less current maturities, net	785,849	810,907
Long-term operating lease liabilities	93,327	88,175
Deferred tax liabilities, net	40,998	39,516
Other long-term liabilities	19,580	28,007
TOTAL LIABILITIES	1,239,603	1,193,994

SHAREHOLDERS’ EQUITY
Common stock	174,920	180,892
Additional paid-in-capital	24,387	24,387
Accumulated other comprehensive loss	(5,136)	(6,052)
Retained earnings	401,104	360,214
TOTAL SHAREHOLDERS’ EQUITY	595,275	559,441
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,834,878	$1,753,435

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	First Quarter Ended
(thousands)	March 28,	March 29,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$47,513	$21,187
Depreciation and amortization	22,521	17,175
Stock-based compensation expense	4,298	4,311
Amortization of convertible notes debt discount	1,769	1,723
Other adjustments to reconcile net income to net cash provided by operating activities	1,595	750
Change in operating assets and liabilities, net of acquisitions of businesses	(27,404)	(31,982)
Net cash provided by operating activities	50,292	13,164
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(14,239)	(7,580)
Business acquisitions and other investing activities	(30,806)	(24,260)
Net cash used in investing activities	(45,045)	(31,840)
NET CASH FLOWS USED IN FINANCING ACTIVITIES	(43,843)	(26,191)
Decrease in cash and cash equivalents	(38,596)	(44,867)
Cash and cash equivalents at beginning of year	44,767	139,390
Cash and cash equivalents at end of period	$6,171	$94,523